Exhibit 10.4

FINAL VERSION

EMPLOYEE MATTERS AGREEMENT

between

KRAFT FOODS INC.

and

KRAFT FOODS GROUP, INC.

Dated as of September 27, 2012

i

TABLE OF CONTENTS

(Continued)

ii

TABLE OF CONTENTS

(Continued)

		Page
Section 12.3	Employment Taxes Withholding Reporting Responsibility	33
Section 12.4	Data Privacy	34
Section 12.5	Third Party Beneficiaries	34
Section 12.6	Effect if Distribution Does Not Occur	34
Section 12.7	Incorporation of Separation Agreement Provisions	34
Section 12.8	No Representation or Warranty	34

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of September 27, 2012 (this “Employee Matters Agreement”), between Kraft Foods Inc., a Virginia corporation (“Kraft Foods Inc.” or “SnackCo”), and Kraft Foods Group, Inc., a Virginia corporation (“GroceryCo”).

RECITALS

A. The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which Kraft Foods Inc. intends to distribute to its shareholders, on a pro rata basis, all the outstanding shares of common stock, no par value, of GroceryCo then owned by Kraft Foods Inc. (the “Distribution”).

B. The parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of SnackCo and GroceryCo and their Subsidiaries.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows, effective as of the Distribution Date:

ARTICLE I

DEFINITIONS

Section 1.1 Table of Definitions. The following terms have the meanings set forth on the pages referenced below:

Definition	Page
Affiliate	2
Applicable Transfer Date	11
Benefit Plan	3
Delayed Transfer Employee	11
Employee Matters Agreement	1
Employment Agreement	3
ERISA	3
Estimated Retirement Plan Transfer Amount	17
Fair Value	3
Final Nonqualified Plan Transfer Amount	21
Final Nonqualified Plan Transfer Date	22

Definition	Page
Final Retirement Plan Transfer Amount	17
Final Transfer Date	17
Former Cadbury Employee	3
Former GroceryCo Business Employee	4
Former SnackCo Business Employee	4
GroceryCo	1
GroceryCo Benefit Plan	4
GroceryCo Common Stock	4
GroceryCo Deferred Stock Unit	4
GroceryCo Director	31
GroceryCo Employee	5
GroceryCo Employment Agreement	5

GroceryCo Equity Compensation Award	5
GroceryCo Master DB Trust	17
GroceryCo Option	5
GroceryCo Performance Incentive Plans	5
GroceryCo Performance Share	5
GroceryCo Price	5
GroceryCo Rabbi Trusts	21
GroceryCo Restricted Share	5
GroceryCo SAR	6
GroceryCo Seconded Employees	11
GroceryCo Spinoff Welfare Plans	15
GroceryCo Transferees	11
GroceryCo Welfare Plan	6
Initial Nonqualified Plan Transfer Amount	21
Intrinsic Value	6
Kraft Foods Common Stock	6
Kraft Foods Deferred Stock Unit	6
Kraft Foods Director Plans	23
Kraft Foods Equity Compensation Award	6
Kraft Foods Inc.	1
Kraft Foods Option	6
Kraft Foods Performance Incentive Plans	6
Kraft Foods Performance Share	6
Kraft Foods Pre-Adjustment Price	6
Kraft Foods Restricted Share	7
Kraft Foods SAR	7
Liabilities	7
Nonqualified Plan True-Up Amount	22
Option Conversion Ratio	7
Original Group	13
Plan Payee	7
Puerto Rico Savings Plans	18
Seconded Employees	11
Separation Agreement	1
SnackCo	1

SnackCo Benefit Plans	7
SnackCo Common Stock	7
SnackCo Deferred Stock Unit	7
SnackCo Director	31
SnackCo Employee	7
SnackCo Employment Agreement	8
SnackCo Equity Compensation Award	8
SnackCo Master DB Trust	16
SnackCo Master DC Trust	19
SnackCo Option	8
SnackCo Performance Share	8
SnackCo Price	8
SnackCo Restricted Share	8
SnackCo Retained Benefit Plan	8
SnackCo Retained Nonqualified Plans	20
SnackCo Retained Welfare Plans	14
SnackCo SAR	9
SnackCo Seconded Employees	11
SnackCo Spinoff DB Plans	16
SnackCo Spinoff DC Plans	19
SnackCo Spinoff Nonqualified Plans	21
SnackCo Spinoff Plans	9
SnackCo Transferees	11
SnackCo Welfare Plan	9
Split DB Plans	16
Split DC Plans	19
Split Nonqualified Plans	21
Split Plans	9
Split Welfare Plans	15
Temporary Employment Period	12
Transferee Group	13
True-Up Amount	17
Vendor Contract	33
Welfare Plan	9
Workers’ Compensation Event	9

Section 1.2 Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person; provided, however, that for purposes of this Employee Matters Agreement, from and after the Distribution, none of the SnackCo Entities shall be deemed to be an Affiliate of any GroceryCo Entity and none of the GroceryCo Entities shall be deemed to be an Affiliate of any SnackCo Entity. As used in this definition of “Affiliate,” “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees in the United States or Puerto Rico and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no Kraft Foods Equity Compensation Award, nor any plan under which any such Kraft Foods Equity Compensation Award is granted, shall constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement shall constitute a Benefit Plan for purposes hereof.

“Distribution Date” means the date, determined by the Kraft Foods Inc. Board of Directors, on which the Distribution occurs.

“Distribution Ratio” means the number of shares of GroceryCo Common Stock to be distributed in respect of each share of Kraft Foods Common Stock in the Distribution, which ratio shall be determined by the Kraft Foods Inc. Board of Directors prior to the Record Date.

“Employment Agreement” means any individual employment, retention, consulting, change in control, split dollar life insurance, sale bonus, incentive bonus, severance or other individual compensatory agreement between any current or former employee and Kraft Foods Inc. or any of its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fair Value” means, in the case of GroceryCo Options and SnackCo Options, the anticipated value of the options, determined using the Modified Black-Scholes option pricing model used by Kraft Foods Inc. in the preparation of its most recent annual or quarterly financial reporting prepared before the Distribution Date with such modifications as may be determined before the Distribution Date by Kraft Foods Inc.

“Former Cadbury Employee” means any individual who (i) was employed by Cadbury Limited (formerly Cadbury plc) or an Affiliate of Cadbury Limited prior to the acquisition by Kraft Foods Inc. of the outstanding ordinary shares of Cadbury Limited, and (ii) terminated employment with Kraft Foods Inc. and its Affiliates (or the predecessors thereof, including Cadbury Limited and its Affiliates) prior to the close of business on the Distribution Date.

“Former GroceryCo Business Employee” means any individual who (i) before the close of business on the Distribution Date retired or otherwise separated from service from Kraft Foods Inc. and its Affiliates, and (ii) is not a Former SnackCo Business Employee or a Former Cadbury Employee; provided, however, that any individual who otherwise would be treated as a Former SnackCo Business Employee hereunder shall be treated as a Former GroceryCo Business Employee if such individual is receiving or is eligible to commence receiving severance benefits from Kraft Foods Inc. or an Affiliate immediately prior to the Distribution Date.

“Former SnackCo Business Employee” means any individual (i) who before the close of business on the Distribution Date retired or otherwise separated from service from Kraft Foods Inc. and its Affiliates, and (ii) whose last day worked with Kraft Foods Inc. and its Affiliates prior to the close of business on the Distribution Date was with (A) the SnackCo Business, or (B) SnackCo or any Person that will be a direct or indirect Subsidiary of SnackCo immediately after the Distribution. However, any individual who otherwise would be treated as a Former SnackCo Business Employee hereunder shall be treated as a Former GroceryCo Business Employee if such individual is receiving or is eligible to commence receiving severance benefits from Kraft Foods Inc. or an Affiliate immediately prior to the Distribution Date. Except as specifically provided herein, and notwithstanding the immediately-preceding sentence, each Former Cadbury Employee shall also be treated as a Former SnackCo Business Employee.

“GroceryCo Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the GroceryCo Group. GroceryCo Benefit Plan shall also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the GroceryCo Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the GroceryCo Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to SnackCo any reimbursement in respect of such Benefit Plan. The GroceryCo Benefit Plans (excluding any multiemployer plans) shall be those Benefit Plans sponsored solely by one or more members of the GroceryCo Group following the Distribution Date. For the avoidance of doubt, no Benefit Plan sponsored or maintained by Kraft Foods Inc. or its Affiliates outside the United States (including its territories) and Canada as of the Distribution Date shall be a GroceryCo Benefit Plan, and the GroceryCo Group shall have no liability with respect to any such Benefit Plan.

“GroceryCo Common Stock” means the common stock, no par value, of GroceryCo.

“GroceryCo Deferred Stock Unit” means a deferred stock obligation relating to GroceryCo Common Stock granted by GroceryCo as of the Distribution Date under a GroceryCo Performance Incentive Plan pursuant to Section 8.1(a)(ii)(B).

“GroceryCo Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the GroceryCo Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid, from which such employee is permitted to return (in accordance with GroceryCo’s personnel policies)). GroceryCo Employees also include GroceryCo Transferees, effective as of the Applicable Transfer Date.

“GroceryCo Employment Agreement” means any Employment Agreement to which any member of the GroceryCo Group is a party. The GroceryCo Employment Agreements shall be the responsibility of one or more members of the GroceryCo Group following the Distribution Date.

“GroceryCo Equity Compensation Award” means each GroceryCo Option, GroceryCo SAR, GroceryCo Performance Share, GroceryCo Restricted Share or GroceryCo Deferred Stock Unit.

“GroceryCo Option” means an option to acquire GroceryCo Common Stock granted by GroceryCo as of the Distribution Date under a GroceryCo Performance Incentive Plan pursuant to Section 8.1(a)(i)(B).

“GroceryCo Performance Incentive Plans” means the Kraft Foods Group, Inc. 2012 Performance Incentive Plan and any stock-based or other incentive plan identified by GroceryCo before the Distribution Date.

“GroceryCo Performance Share” means performance-based awards of shares of GroceryCo Common Stock granted by GroceryCo as of the Distribution Date under a GroceryCo Performance Incentive Plan pursuant to Section 8.1(a)(iii)(A).

“GroceryCo Price” means the Kraft Foods Pre-Adjustment Price multiplied by a fraction, (a) the numerator of which is the closing price of GroceryCo Common Stock on the NASDAQ Global Select Market on the Distribution Date (as traded on the “when issued” market) and (b) the denominator of which is the sum of the numerator multiplied by the Distribution Ratio plus the closing price of SnackCo Common Stock on the NASDAQ Global Select Market on the Distribution Date (as traded on the “when issued” market).

“GroceryCo Restricted Share” means a share of restricted common stock relating to GroceryCo Common Stock granted by GroceryCo as of the Distribution Date under a GroceryCo Performance Incentive Plan pursuant to Section 8.1(a)(ii)(A).

“GroceryCo SAR” means a cash-settled stock appreciation right based on the value of GroceryCo Common Stock granted by GroceryCo as of the Distribution Date under a GroceryCo Performance Incentive Plan pursuant to Section 8.1(a)(i)(B).

“GroceryCo Welfare Plan” means each GroceryCo Benefit Plan that is a Welfare Plan.

“Intrinsic Value” means, with respect to each stock option and stock appreciation right, (i) the number of such options or stock appreciation rights, multiplied by (ii) the difference between the exercise price of such options or stock appreciation rights and (A) for Kraft Foods Options and Kraft Foods SARs, the Kraft Foods Pre-Adjustment Price, (B) for SnackCo Options and SnackCo SARs, the SnackCo Price, and (C) for GroceryCo Options and GroceryCo SARs, the GroceryCo Price.

“Kraft Foods Common Stock” means the Class A common stock, no par value, of Kraft Foods Inc.

“Kraft Foods Deferred Stock Unit” means a deferred stock obligation relating to Kraft Foods Common Stock granted by Kraft Foods Inc. under a Kraft Foods Performance Incentive Plan before the Distribution Date.

“Kraft Foods Equity Compensation Award” means each Kraft Foods Option, Kraft Foods SAR, Kraft Foods Performance Share, Kraft Foods Restricted Share or Kraft Foods Deferred Stock Unit.

“Kraft Foods Option” means an option to acquire Kraft Foods Common Stock granted by Kraft Foods Inc. under a Kraft Foods Performance Incentive Plan before the Distribution Date.

“Kraft Foods Performance Incentive Plans” means any of the Kraft Foods Inc. 2001 Performance Incentive Plan, the Kraft Foods Inc. 2005 Performance Incentive Plan, the Kraft Foods Inc. Amended and Restated 2005 Performance Incentive Plan, the Kraft Foods Inc. 2001 Compensation Plan for Non-Employee Directors, the Kraft Foods Inc. 2006 Stock Compensation Plan for Non-Employee Directors, the Kraft Foods Inc. Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors and any stock-based or other incentive plan identified by Kraft Foods Inc. before the Distribution Date.

“Kraft Foods Performance Share” means performance-based awards of shares of Kraft Foods Common Stock granted by Kraft Foods Inc. under a Kraft Foods Performance Incentive Plan before the Distribution Date.

“Kraft Foods Pre-Adjustment Price” means the closing price of Kraft Foods Common Stock on the NASDAQ Global Select Market on the Distribution Date (as traded on the “regular way” market).

“Kraft Foods Restricted Share” means a share of restricted common stock granted by Kraft Foods Inc. under a Kraft Foods Performance Incentive Plan before the Distribution Date.

“Kraft Foods SAR” means a cash-settled stock appreciation right based on the value of Kraft Foods Common Stock granted by Kraft Foods Inc. under a Kraft Foods Performance Incentive Plan before the Distribution Date.

“Liabilities” means any and all losses, claims, charges, debts, demands, Actions, damages, obligations, payments, costs and expenses, sums of money, bonds, indemnities and similar obligations, penalties, covenants, contracts, controversies, agreements, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys’ fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Employee Matters Agreement or incurred by a party hereto or thereto in connection with enforcing its rights to indemnification hereunder, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

“Option Conversion Ratio” means the ratio of the pre-adjustment exercise price of the applicable Kraft Foods Option or Kraft Foods SAR to the Kraft Foods Pre-Adjustment Price.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“SnackCo Benefit Plans” means the SnackCo Retained Benefit Plans and the SnackCo Spinoff Plans.

“SnackCo Common Stock” means the Class A common stock, no par value, of SnackCo.

“SnackCo Deferred Stock Unit” means a deferred stock obligation relating to SnackCo Common Stock relating to a Kraft Foods Deferred Stock Unit described in Section 8.1(a)(ii)(B).

“SnackCo Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the SnackCo Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid, from which such employee is permitted to return (in accordance with SnackCo’s personnel policies)). SnackCo Employees also include SnackCo Transferees, effective as of the Applicable Transfer Date.

“SnackCo Employment Agreement” means any Employment Agreement to which any member of the SnackCo Group is a party and to which no member of the GroceryCo Group is a party. The SnackCo Employment Agreements shall be the sole responsibility of one or more members of the SnackCo Group following the Distribution Date.

“SnackCo Equity Compensation Award” means each SnackCo Option, SnackCo SAR, SnackCo Performance Share, SnackCo Restricted Share or SnackCo Deferred Stock Unit.

“SnackCo Option” means an option to acquire SnackCo Common Stock relating to a Kraft Foods Option described in Section 8.1(a)(i)(A).

“SnackCo Performance Share” means performance shares of SnackCo Common Stock granted by SnackCo as of the Distribution Date under a SnackCo Performance Incentive Plan pursuant to Section 8.1(a)(iii)(B).

“SnackCo Price” means the Kraft Foods Pre-Adjustment Price multiplied by a fraction, (a) the numerator of which is the closing price of SnackCo Common Stock on the NASDAQ Global Select Market on the Distribution Date (as traded on the “when issued” market) and (b) the denominator of which is the sum of the numerator plus the closing price of GroceryCo Common Stock on the NASDAQ Global Select Market on the Distribution Date (as traded on the “when issued” market) multiplied by the Distribution Ratio.

“SnackCo Restricted Share” means a share of restricted common stock with respect to SnackCo Common Stock relating to Kraft Foods Restricted Shares pursuant to Section 8.1(a)(ii)(A).

“SnackCo Retained Benefit Plan” means any Benefit Plan that, as of the close of business on the day before the Distribution Date, is sponsored or maintained solely by any member of the SnackCo Group. SnackCo Retained Benefit Plan shall also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the SnackCo Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the SnackCo Group shall be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to GroceryCo any reimbursement in respect of such Benefit Plan. The SnackCo Retained Benefit Plans (excluding any multiemployer plans) shall be sponsored solely by one or more members of the SnackCo Group following the Distribution Date.

“SnackCo SAR“ means a cash-settled stock appreciation right with respect to SnackCo Common Stock relating to a Kraft Foods SAR described in Section 8.1(a)(i)(A).

“SnackCo Spinoff Plans” means the SnackCo Spinoff DB Plans, SnackCo Spinoff DC Plans, SnackCo Spinoff Nonqualified Plans and SnackCo Spinoff Welfare Plans.

“SnackCo Welfare Plan” means each SnackCo Benefit Plan that is a Welfare Plan.

“Split Plans” means the Split Welfare Plans, Split DB Plans, Split DC Plans and Split Nonqualified Plans.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits and is an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.

Section 1.3 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement shall have the meanings ascribed to them in the Separation Agreement.

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1 SnackCo Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the SnackCo Group shall be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to SnackCo Employees and Former SnackCo Business Employees, (ii) all Liabilities arising under each SnackCo Benefit Plan and SnackCo Employment Agreement, (iii) except with respect to matters covered by Article VIII hereof, all Liabilities arising before the Distribution Date with respect to employment outside the United States (including its territories) and Canada by current or former employees of Kraft Foods Inc. and its Affiliates, and (iv) all Liabilities with respect to Benefit Plans maintained outside the United States (including its territories) and Canada (and the GroceryCo Group shall not retain or assume sponsorship of any such Benefit Plan).

Section 2.2 GroceryCo Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the GroceryCo Group shall be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to GroceryCo Employees and Former GroceryCo Business Employees, (ii) all Liabilities arising under each GroceryCo Benefit Plan and GroceryCo Employment Agreement, and (iii) such obligations as are assigned to the GroceryCo Group pursuant to Article VIII hereof.

Section 2.3 SnackCo Benefit Plans/GroceryCo Benefit Plans.

(a) Schedule 2.3 sets forth a complete list of all material SnackCo Benefit Plans. Effective immediately prior to the Distribution, SnackCo or another member of the SnackCo Group shall, as applicable in accordance with this Employee Matters Agreement, adopt, continue or, to the extent necessary, assume sponsorship of each SnackCo Benefit Plan, and the GroceryCo Group shall use reasonable efforts to transfer or cause to be transferred to SnackCo all plan documents, trust agreements, insurance policies, administrative agreements, and other agreements and instruments reasonably required for the maintenance and administration of the SnackCo Benefit Plans. To facilitate SnackCo’s establishment of the SnackCo Spinoff Plans, GroceryCo shall, prior to the Distribution, provide SnackCo with draft plan documents of the SnackCo Spinoff Plans for SnackCo’s review and consideration, but such plan documents shall ultimately be the responsibility of SnackCo.

(b) Effective as of the Distribution, the SnackCo Group shall be exclusively responsible for administering each SnackCo Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the SnackCo Benefit Plans and all benefits owed to participants in the SnackCo Benefit Plans, whether arising before, on or after the Distribution Date. Except as specifically provided herein, SnackCo shall not assume sponsorship, maintenance or administration of any Benefit Plan that is not a SnackCo Benefit Plan or receive or assume any assets or liabilities in connection with any such Benefit Plan.

(c) Effective as of the Distribution, the GroceryCo Group shall be exclusively responsible for administering each GroceryCo Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the GroceryCo Benefit Plans and all benefits owed to participants in the GroceryCo Benefit Plans, whether arising before, on or after the Distribution Date.

Section 2.4 Plan-Related Litigation. Notwithstanding anything herein to the contrary, the management of the defense of all litigation related to the GroceryCo Benefit Plans and the SnackCo Benefit Plans shall be governed by Article VI of the Separation Agreement, and this Employee Matters Agreement shall govern the allocation of Liabilities related to any such litigation.

Section 2.5 Vacation and Sick Pay. The SnackCo Group shall assume responsibility for accrued vacation and sick pay and any other paid time off attributable to SnackCo Employees and Former SnackCo Business Employees (i.e., with respect to Former SnackCo Business Employees, for vacation, sick pay and other paid time off that has been accrued but not cashed out) as of the Distribution Date, or Applicable Transfer Date. The GroceryCo Group shall assume responsibility for accrued vacation and sick pay and any other paid time off attributable to GroceryCo Employees and Former GroceryCo Business Employees (i.e., with respect to Former GroceryCo Business Employees, for vacation, sick pay and other paid time off that has been accrued but not cashed out) as of the Distribution Date, or Applicable Transfer Date.

Section 2.6 Employee Transfers. Upon mutual agreement of GroceryCo and SnackCo, any employee whose employment transfers within ninety (90) days after the Distribution Date from the SnackCo Group to the GroceryCo Group or from the GroceryCo Group to the SnackCo Group because they were inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date, and who was continuously employed by a member of the GroceryCo Group or the SnackCo Group (as applicable) from the Distribution Date through the date such employee commences active employment with a member of the SnackCo Group or GroceryCo Group (as applicable) shall be a “Delayed Transfer Employee.” For purposes of this Employee Matters Agreement, the date on which a Delayed Transfer Employee actually commences employment with the GroceryCo Group or the SnackCo Group (as applicable) is referred to as such individual’s “Applicable Transfer Date” and such Applicable Transfer Date shall, except as expressly provided herein and in compliance with Law applicable to the Employee Plans, be treated as the Distribution Date for Delayed Transfer Employees where the Distribution Date is referenced in this Employee Matters Agreement. Notwithstanding anything herein to the contrary, the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee must occur on or before ninety (90) days after the Distribution Date. For purposes of this Employee Matters Agreement, Delayed Transfer Employees who transfer from the SnackCo Group to the GroceryCo Group are referred to as “GroceryCo Transferees” and Delayed Transfer Employees who transfer from the GroceryCo Group to the SnackCo Group are referred to as “SnackCo Transferees”.

Section 2.7 Annual Bonuses. The SnackCo Group shall be solely responsible for all annual bonuses earned by SnackCo Employees and Former SnackCo Business Employees (i.e., for accrued but unpaid bonuses for Former SnackCo Business Employees) with respect to periods ending on or after January 1, 2012. The GroceryCo Group shall be solely responsible for all annual bonuses earned by GroceryCo Employees and Former GroceryCo Business Employees (i.e., for accrued but unpaid bonuses for Former GroceryCo Business Employees) with respect to periods ending on or after January 1, 2012.

Section 2.8 Seconded Employees.

(a) Prior to the Distribution Date, the parties shall mutually agree to, and identify, the (i) employees the parties intend will ultimately be employed by the SnackCo Group but who will be seconded to the GroceryCo Group immediately following the Distribution Date (“SnackCo Seconded Employees”), and (ii) employees the parties intend will ultimately be employed by the GroceryCo Group but who will be seconded to the SnackCo Group immediately following the Distribution Date (“GroceryCo Seconded Employees” and, collectively with the SnackCo Seconded Employees, the “Seconded Employees”). The period during which a GroceryCo

Seconded Employee is performing services for SnackCo or a SnackCo Seconded Employee is performing services for GroceryCo is referred to herein as the “Temporary Employment Period”. The Temporary Employment Period is intended to be a short-term assignment and shall not exceed two (2) years following the Distribution Date or such shorter time as agreed by the parties with respect to a particular Seconded Employee.

(b) During the Temporary Employment Period, with respect to Seconded Employees, except as provided in Section 2.8(c), (i) GroceryCo Seconded Employees shall receive base salary, bonuses, incentive awards, employee benefits and other terms and conditions of employment substantially similar to those of GroceryCo Employees at a similar level and GroceryCo shall be solely responsible for all employment taxes with respect to the GroceryCo Seconded Employees, and (ii) SnackCo Seconded Employees shall receive base salary, bonuses, incentive awards, employee benefits and other terms and conditions of employment substantially similar to those of SnackCo Employees at a similar level and SnackCo shall be solely responsible for all employment taxes with respect to the SnackCo Seconded Employees. GroceryCo shall provide SnackCo a monthly invoice detailing the cash compensation, direct cost of employee benefits, and employment taxes paid with respect to the GroceryCo Seconded Employees it employed during the month, and SnackCo shall reimburse GroceryCo for such amounts within sixty (60) days following receipt of such invoice. SnackCo shall provide GroceryCo a monthly invoice detailing the cash compensation, direct cost of employee benefits, and employment taxes paid with respect to the SnackCo Seconded Employees it employed during the month, and GroceryCo shall reimburse SnackCo for such amounts within sixty (60) days following receipt of such invoice. Equity incentive awards, if any, shall be provided by GroceryCo to GroceryCo Seconded Employees and by SnackCo to SnackCo Seconded Employees.

(c) During the Temporary Employment Period, SnackCo Seconded Employees who are not United States citizens or residents will remain on the payroll systems of their home countries and receive base salary, bonuses, employee benefits and other terms and conditions substantially similar to those of employees employed by the same entity at a similar level in their home countries. SnackCo shall provide GroceryCo a monthly invoice detailing the cash compensation, direct cost of employee benefits, and employment taxes paid with respect to such SnackCo Seconded Employees it employed during the month, and GroceryCo shall reimburse SnackCo for such amounts within sixty (60) days following receipt of such invoice.

(d) Immediately following the end of the applicable Temporary Employment Period, the GroceryCo Group shall return each GroceryCo Seconded Employee and the SnackCo Group shall return each SnackCo Seconded Employee to a position, in each case with substantially similar terms and conditions of employment as for similarly-situated employees of the GroceryCo Group or the SnackCo Group, respectively. In the event that the GroceryCo Group offers employment to a SnackCo Seconded Employee or the SnackCo Group offers employment to a GroceryCo Seconded Employee immediately following the end of the applicable Temporary Employment Period, each such employee shall be treated as a newly hired employee of the GroceryCo Group or the SnackCo Group, respectively, for Benefit Plan purposes.

Section 2.9 Certain Canadian Matters. Mondelez Canada Inc. and Kraft Canada Inc. have entered into the Canadian Transfer Agreement addressing the parties’ respective rights and obligations with respect to certain of the matters addressed in this Employee Matters Agreement. Notwithstanding any other provision of this Employee Matters Agreement to the contrary, (a) Article 6 of the Canadian Asset Transfer Agreement between Mondelez Canada Inc. and Kraft Canada Inc. shall govern the treatment of Canadian pension and benefits matters in lieu of Articles IV through VII hereof, and (b) nothing in this Employee Matters Agreement shall effect, constitute or change the timing of (i) any transfer, assignment, conveyance or other disposition of, or any amendment, modification, supplement or other change of or to, any right, title, interest or benefits in any Assets owned or held by Kraft Canada Inc., Mondelez Canada Inc., any of their direct or indirect Subsidiaries (including partnerships), or any trust or plan settled or established by any of the foregoing, or (ii) any transfer, assumption, forgiveness or release of, or any amendment, modification, supplement or other change of or to, any Liabilities of Kraft Canada Inc., Mondelez Canada Inc., any of their direct or indirect Subsidiaries (including partnerships), or any trust or plan settled or established by any of the foregoing. For greater certainty, Kraft Foods Options held by persons who are residents of Canada or who worked in Canada at any time since the date that they were awarded a Kraft Foods Option shall be disposed of in exchange for SnackCo Options and GroceryCo Options as provided in Section 8.1(a)(i).

ARTICLE III

SERVICE CREDIT

Section 3.1 Service Credit for Employee Transfers. The Benefit Plans shall provide the following service crediting rules effective as of the Distribution Date:

(a) If a Delayed Transfer Employee becomes employed by a member of the SnackCo Group or GroceryCo Group on or before ninety (90) days after the Distribution then such Delayed Transfer Employee’s service with the GroceryCo Group or the SnackCo Group (as applicable) following the Distribution shall be recognized for purposes of eligibility, vesting and pension credit under the appropriate SnackCo Benefit Plans or GroceryCo Benefit Plans as appropriate, subject to the terms of those plans.

(b) If a former employee of the GroceryCo Group or the SnackCo Group (such Group, the “Original Group”) (whether or not a Delayed Transfer Employee) becomes employed by a member of the other Group (such Group, the “Transferee Group”) either (i) later than ninety (90) days after the Distribution, or (ii) without having been continuously employed by a member of the Original Group from the Distribution through the date such former employee commences active employment with a member of the Transferee Group, then the Benefit Plans of the Transferee Group shall only recognize for any purpose such individual’s service with the Original Group before or after the Distribution to the extent required by Law or provided under the terms of the applicable Benefit Plan. If a former employee is rehired by his or her Original Group, then all such individual’s service shall be recognized by the Benefit Plans of the Original Group to the extent required by Law or provided by the terms of the applicable Benefit Plan.

Section 3.2 SnackCo Benefit Plans. Subject to Section 3.1, from and after the Distribution Date, or Applicable Transfer Date, SnackCo shall, and shall cause its Affiliates and successors to, provide credit under the SnackCo Benefit Plans to GroceryCo Employees who become employees of the SnackCo Group for their pre-Distribution (or, as applicable, pre-Applicable Transfer Date) service with GroceryCo and its predecessors and Affiliates (including Kraft Foods Inc. and any of its Affiliates, the GroceryCo Group, and the SnackCo Group) for purposes of determining eligibility for vacation/paid time-off, 5-year bonus week of paid time-off, service awards (for hourly employees) and short-term disability benefits consistent with the policies of Kraft Foods Inc. as of the date of this Employee Matters Agreement; provided, however, that service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

Section 3.3 GroceryCo Benefit Plans. Subject to Section 3.1, from and after the Distribution Date, or Applicable Transfer Date, GroceryCo shall, and shall cause its Affiliates and successors to, provide credit under the GroceryCo Benefit Plans to SnackCo Employees who become employees of the GroceryCo Group for their pre-Distribution (or, as applicable, pre-Applicable Transfer Date) service with SnackCo and its predecessors and Affiliates (including Kraft Foods Inc. and any of its Affiliates, the GroceryCo Group, and the SnackCo Group) for purposes of determining eligibility for vacation/paid time-off, 5-year bonus week of paid time-off, service awards (for hourly employees) and short-term disability benefits consistent with the policies of Kraft Foods Inc. as of the date of this Employee Matters Agreement; provided, however, that service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

ARTICLE IV

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 4.1 SnackCo Retained Welfare Plans. SnackCo shall cause a member of the SnackCo Group to retain, or to the extent necessary, assume sponsorship of, the Welfare Plans listed on Schedule 4.1 (the “SnackCo Retained Welfare Plans”) and take all necessary actions to continue contributions to the SnackCo Retained Benefit Plans that are multiemployer Welfare Plans. To the extent necessary, prior to the Distribution, SnackCo shall cause a member of the SnackCo Group to assume sponsorship of the SnackCo Retained Welfare Plans. GroceryCo shall use reasonable efforts to transfer or cause to be transferred to a member of the SnackCo Group all plan documents, trust agreements, insurance policies, administrative agreements and other agreements and instruments in the possession of the members of the GroceryCo Group that are reasonably required for the maintenance and administration of the SnackCo Retained Welfare Plans. From and after the Distribution Date, the SnackCo Group shall be exclusively responsible for all obligations and liabilities with respect to the SnackCo Retained Welfare Plans, and all benefits owed to participants in the SnackCo Retained Welfare Plans, whether accrued before, on or after the Distribution Date.

Section 4.2 SnackCo Spinoff Welfare Plans. Effective not later than the Distribution, SnackCo or a member of the SnackCo Group shall establish certain welfare benefit plans (such plans, the “SnackCo Spinoff Welfare Plans”). Each SnackCo Spinoff Welfare Plan shall have terms and features (including benefit coverage options and employer contribution provisions) that are substantially identical to one of the Benefit Plans listed on Schedule 4.2 (such Benefit Plans, the “Split Welfare Plans”) such that (for the avoidance of doubt) each Split Welfare Plan is substantially replicated by a SnackCo Spinoff Welfare Plan. Each SnackCo Spinoff Welfare Plan shall assume all liability from the corresponding Split Welfare Plan with respect to, and shall provide benefits to, those SnackCo Employees and Former Cadbury Employees and their respective Plan Payees who immediately prior to the Distribution were participating in, or entitled to present or future benefits under, the corresponding Split Welfare Plan. From and after the Distribution Date, SnackCo and the SnackCo Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the SnackCo Spinoff Welfare Plans, whether accrued before, on or after the Distribution Date.

Section 4.3 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, SnackCo shall cause the SnackCo Spinoff Welfare Plans to recognize and maintain all elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations) in effect with respect to SnackCo Employees and Former Cadbury Employees prior to the Distribution Date, or Applicable Transfer Date, under the corresponding Split Welfare Plan and apply such elections and designations under the SnackCo Spinoff Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.

Section 4.4 Deductibles and Other Cost-Sharing Provisions. As of the Distribution Date, or Applicable Transfer Date, SnackCo shall cause the SnackCo Spinoff Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to SnackCo Employees and Former Cadbury Employees under the corresponding Split Welfare Plan during the plan year in which the Distribution or Applicable Transfer Date occurs, and the SnackCo Spinoff Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Welfare Plan prior to the Distribution Date or Applicable Transfer Date.

Section 4.5 Flexible Spending Account Treatment. With respect to the portion of a Split Welfare Plan that consists of medical and dependent care flexible spending accounts, as of the Distribution, SnackCo shall be solely responsible for all liabilities with respect to SnackCo Employees and Former Cadbury Employees, and the applicable SnackCo Spinoff Welfare Plan shall, as required under Section 4.3, give effect to the elections of SnackCo Employees and Former Cadbury Employees (i.e., Former Cadbury Employees who elected “COBRA” with respect to their medical care flexible spending accounts) that were in effect under the corresponding Split Welfare Plan as of the Distribution Date or Applicable Transfer Date.

Section 4.6 Workers’ Compensation. The SnackCo Group shall be solely responsible for all United States (including its territories) workers’ compensation claims of (a) GroceryCo Employees and Former GroceryCo Business Employees with respect to Workers’ Compensation Events occurring before the Distribution Date, and (b) SnackCo Employees and Former SnackCo Business Employees, regardless of when the Workers’ Compensation Events occur. The GroceryCo Group shall be solely responsible for all workers’ compensation claims of GroceryCo Employees with respect to Workers’ Compensation Events occurring on or after the Distribution Date, except for claims that are defined by individual state workers’ compensation boards as “Cumulative Trauma” claims. Cumulative Trauma claims are governed by Section 4.7(f) of the Separation Agreement.

ARTICLE V

TAX-QUALIFIED DEFINED BENEFIT PLANS

Section 5.1 SnackCo Spinoff DB Plans.

(a) Effective as of the Distribution Date, SnackCo or another member of the SnackCo Group shall assume certain defined benefit plans established effective September 1, 2012 that are intended to qualify under Code Section 401(a) or under Puerto Rico tax law, along with a related master trust or trusts that is exempt under Code Section 501(a) (such plans and trusts, the “SnackCo Spinoff DB Plans”). Each SnackCo Spinoff DB Plan shall have terms and features (including benefit accrual provisions) that are substantially identical to one of the Benefit Plans listed on Schedule 5.1(a) (such Benefit Plans, the “Split DB Plans”), such that (for the avoidance of doubt) each Split DB Plan is substantially replicated by a corresponding SnackCo Spinoff DB Plan. Each SnackCo Spinoff DB Plan shall assume liability for all benefits accrued or earned (whether or not vested) by SnackCo Employees and Former Cadbury Employees and their respective Plan Payees under the corresponding Split DB Plan as of the Distribution Date. SnackCo or a member of the SnackCo Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the SnackCo Spinoff DB Plans to the Internal Revenue Service for a determination of Tax-qualified status) to establish, maintain and administer the SnackCo Spinoff DB Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. The portion of liabilities relating to SnackCo Employees and Former Cadbury Employees and their respective Plan Payees shall cease to be liabilities of the applicable Split DB Plan, and shall be assumed by the corresponding SnackCo Spinoff DB Plan in accordance with this Section and Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.

(b) A master trust (the “SnackCo Master DB Trust”) has been established to hold the assets of the SnackCo Spinoff DB Plans. The SnackCo Spinoff DB Plans that will participate in the SnackCo Master DB Trust effective as of the Distribution are specified on Schedule 5.1(b). Kraft Foods Inc. or a member of the SnackCo Group shall cause its actuary to determine the estimated value, as of August 31, 2012, of the assets required to be held on behalf of each SnackCo SpinOff DB Plan in accordance with the assumptions and methodologies set forth in Treasury

Regulation Section 1.414(l)-1 and ERISA Section 4044 (the “Estimated Retirement Plan Transfer Amount” for each such plan). Prior to or as of the Distribution, GroceryCo or a member of the GroceryCo Group shall cause the master trust for each Split DB Plan (the “GroceryCo Master DB Trust”) to transfer to the SnackCo Master DB Trust on behalf of each corresponding SnackCo Spinoff DB Plan an amount in cash or in-kind equal to the Estimated Retirement Plan Transfer Amount for such plan, as adjusted for earnings based on actual earnings of the applicable Split DB Plan from September 1, 2012 through the actual date of transfer.

(c) Within 12 months following the Distribution Date, GroceryCo or another member of the GroceryCo Group shall cause its actuary to provide SnackCo with a revised calculation of the value, as of the Distribution of the assets to be transferred to each SnackCo Spinoff DB Plan determined in accordance with the assumptions and methodologies set forth in Treasury Regulation Section 1.414(l)-1 and ERISA Section 4044 and reflecting any Delayed Transfer Employees and their respective Applicable Transfer Dates and any demographic updates (the “Final Retirement Plan Transfer Amount” for each such SnackCo Spinoff DB Plan). Within 45 days of the receipt from the actuary of the determination of the Final Retirement Plan Transfer Amount (determined as of September 1, 2012), GroceryCo shall cause each Split DB Plan to transfer to the corresponding SnackCo Spinoff DB Plan (the date of each such transfer, the “Final Transfer Date” for each such plan) an amount in cash or in kind equal to (i) the Final Retirement Plan Transfer Amount, minus (ii) the sum of (A) the Estimated Retirement Plan Transfer Amount, and (B) the aggregate amount of payments made from the Split DB Plan to SnackCo Employees and Former Cadbury Employees and their respective Plan Payees in order to satisfy any benefit obligation with respect to such participants following the Distribution, or Applicable Transfer Date for Delayed Transfer Employees, plus (iii) any payments made from a SnackCo Spinoff DB Plan to a GroceryCo Transferee prior to when such GroceryCo Transferee transferred from the SnackCo Group to the GroceryCo Group (such amount, the “True-Up Amount”). However, if the True-Up Amount is a negative number with respect to any SnackCo Spinoff DB Plan, GroceryCo shall not be required to cause any such additional transfer and instead SnackCo shall be required to cause a transfer of cash within 45 days of the receipt of written notification by SnackCo from such SnackCo Spinoff DB Plan to the corresponding Split DB Plan of the amount by which the sum of clauses (ii)(A) and (B) above, minus the amount in (iii) above, exceeds the Final Retirement Plan Transfer Amount. The True-Up Amount or the amount described in the immediately-preceding sentence shall be adjusted to reflect actual earnings or losses of the Master DB Trust from which the assets are being transferred from September 1, 2012 through the Final Transfer Date. The parties hereto acknowledge that the Split DB Plans’ transfer of the True-Up Amount to the corresponding SnackCo Spinoff DB Plans shall be in full settlement and satisfaction of the obligations of GroceryCo and the Split DB Plans to transfer assets to the SnackCo Spinoff DB Plans pursuant to this Section. In the event that SnackCo is obligated to cause any SnackCo Spinoff DB Plan to reimburse the corresponding Split DB Plan pursuant to this Section, such reimbursement or earnings calculation shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount.

(d) From and after the Distribution Date, SnackCo and the members of the SnackCo Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the SnackCo Spinoff DB Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the SnackCo Spinoff DB Plans shall have the sole and exclusive obligation to restore the unvested accrued benefits attributable to any individual who becomes employed by a member of the SnackCo Group and whose employment with Kraft Foods Inc. or any of its Affiliates or a member of the GroceryCo Group terminated on or before the Distribution at a time when such individual’s benefits under the Split DB Plan were not fully vested. Furthermore, the SnackCo Spinoff DB Plans shall have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the SnackCo Business.

Section 5.2 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, SnackCo (acting directly or through a member of the SnackCo Group) shall cause the SnackCo Spinoff DB Plans to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to SnackCo Employees and Former Cadbury Employees and their respective Plan Payees under the corresponding Split DB Plan.

ARTICLE VI

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 6.1 SnackCo Retained Defined Contribution Plans. Prior to the Distribution Date, SnackCo shall cause a member of the SnackCo Group to retain or, to the extent necessary, assume sponsorship of the Cadbury Puerto Rico Savings Plan (and its related trust). GroceryCo shall use reasonable efforts to transfer or cause to be transferred to a member of the SnackCo Group all plan documents, trust agreements, insurance policies, administrative agreements and other agreements and instruments in the possession of the members of the GroceryCo Group that are reasonably required for the maintenance and administration of the Cadbury Puerto Rico Savings Plan. From and after the Distribution Date, the SnackCo Group shall be exclusively responsible for all obligations and liabilities with respect to the Cadbury Puerto Rico Savings Plan, all assets of the Cadbury Puerto Rico Savings Plan, and all benefits owed to participants in the Cadbury Puerto Rico Savings Plan, whether accrued before, on or after the Distribution Date. GroceryCo will retain sponsorship of the Kraft Puerto Rico Savings Plan (collectively with the Cadbury Puerto Rico Savings Plan, the “Puerto Rico Savings Plans”) and shall be responsible for all obligations and liabilities thereunder. In the event that a SnackCo Employee transfers employment to the GroceryCo Group or a GroceryCo Employee transfers employment to the SnackCo Group before or on the Distribution Date, his or her account under the applicable Puerto Rico Savings Plan shall be transferred to the other Puerto Rico Savings Plan using the same principles as specified in Section 6.2(c) below.

Section 6.2 SnackCo Spinoff DC Plans.

(a) Effective as of the Distribution Date, SnackCo or another member of the SnackCo Group shall assume certain defined contribution plans established effective September 1, 2012 that are intended to qualify under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plans and trusts, the “SnackCo Spinoff DC Plans”). Each SnackCo Spinoff DC Plan shall have terms and features (including employer contribution provisions) that are substantially identical to one of the Benefit Plans listed on Schedule 6.2(a) (such Benefit Plans, the “Split DC Plans”) such that (for the avoidance of doubt) each Split DC Plan is substantially replicated by a corresponding SnackCo Spinoff DC Plan. SnackCo or a member of the SnackCo Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the SnackCo Spinoff DC Plans to the Internal Revenue Service for a determination of Tax-qualified status) to establish, maintain and administer the SnackCo Spinoff DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. Each SnackCo Spinoff DC Plan shall assume liability for all benefits accrued or earned (whether or not vested) by SnackCo Employees and Former Cadbury Employees and their respective Plan Payees under the corresponding Split DC Plan as of the Distribution Date or Applicable Transfer Date.

(b) A master trust (the “SnackCo Master DC Trust”) has been established to hold the assets of the SnackCo Spinoff DC Plans. The SnackCo Spinoff DC Plans that will participate in the SnackCo Master DC Trust effective as of the Distribution are specified on Schedule 6.2(b). Kraft Foods Inc. or a member of the SnackCo Group shall cause the assets required to be held on behalf of each SnackCo SpinOff DC Plan to be transferred to the SnackCo Master DC Trust no later than the business day before the Distribution Date. All such asset transfers shall equal the account balances of the affected participants and Plan Payees as of the Transfer Date and shall be in the same form of property as held under the trust for the applicable Split DC Plan. On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date, GroceryCo or another member of the GroceryCo Group shall cause each Split DC Plan to transfer to the applicable SnackCo Spinoff DC Plan, and SnackCo or another member of the SnackCo Group shall cause such SnackCo Spinoff DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split DC Plan attributable to SnackCo Employees and Former Cadbury Employees and their respective Plan Payees. The transfer of assets shall be in cash or in kind (as determined by the transferor) and include outstanding loan balances and amounts forfeited by Former Cadbury Employees that have not yet been reallocated or applied to the payment of contributions or expenses and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(1)-1 and Section 208 of ERISA.

(c) On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than thirty (30) days thereafter), SnackCo or a member of the SnackCo Group shall cause the accounts, related liabilities, and related assets in the corresponding SnackCo Spinoff DC Plan(s) attributable to any GroceryCo Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the applicable Split DC Plan(s). GroceryCo or another member of the GroceryCo Group shall cause the applicable Split DC Plan(s) to accept such transfer of accounts, liabilities and assets.

(d) From and after the Distribution Date, except as specifically provided in paragraph (c) above, SnackCo and the SnackCo Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the SnackCo Spinoff DC Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the SnackCo Spinoff DC Plans shall have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the SnackCo Group and whose employment with Kraft Foods Inc. or any of its Affiliates, or a member of the GroceryCo Group terminated on or before the Distribution at a time when such individual’s benefits under the Split DC Plans were not fully vested. Furthermore, the SnackCo Spinoff DC Plans shall have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the SnackCo Business.

Section 6.3 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, SnackCo (acting directly or through a member of the SnackCo Group) shall cause the SnackCo Spinoff DC Plans to recognize and maintain all elections, including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SnackCo Employees and Former Cadbury Employees and their respective Plan Payees under the corresponding Split DC Plan.

Section 6.4 Contributions Due. All contributions payable to the Split DC Plans with respect to employee deferrals, matching contributions and employer contributions for SnackCo Employees through the Distribution Date, determined in accordance with the terms and provisions of the Split DC Plans, ERISA and the Code, shall be paid by GroceryCo or another member of the GroceryCo Group to the appropriate Split DC Plan prior to the date of any asset transfer described in Section 6.2.

ARTICLE VII

NONQUALIFIED RETIREMENT PLANS

Section 7.1 SnackCo Retained Nonqualified Plans.

(a) Prior to the Distribution Date, SnackCo shall cause a member of the SnackCo Group to retain or, to the extent necessary, assume sponsorship of, the SnackCo Retained Nonqualified Plans set forth on Schedule 7.1(a) (the “SnackCo Retained Nonqualified Plans”). GroceryCo shall use reasonable efforts to transfer or cause to be transferred to a member of the SnackCo Group all plan documents, administrative agreements and other agreements and instruments in the possession of the members of the GroceryCo Group that are reasonably required for the maintenance and administration of the SnackCo Retained Nonqualified Plans. From and after the Distribution Date, the SnackCo Group shall be exclusively responsible for all obligations and liabilities with respect to the SnackCo Retained Nonqualified Plans, and all benefits owed to participants in the SnackCo Retained Nonqualified Plans, whether accrued before, on or after the Distribution Date.

(b) GroceryCo shall cause to be transferred to SnackCo the applicable rabbi trusts established to pay benefits under the SnackCo Retained Nonqualified Plans.

Section 7.2 SnackCo Spinoff Nonqualified Plans.

(a) Effective as of the Distribution, SnackCo or another member of the SnackCo Group shall establish certain nonqualified retirement plans (such plans, the “SnackCo Spinoff Nonqualified Plans”). Each SnackCo Spinoff Nonqualified Plan shall have terms and features (including employer contribution provisions) that are substantially identical to one of the GroceryCo Benefit Plans listed on Schedule 7.2(a) (such plans, the “Split Nonqualified Plans”) such that (for the avoidance of doubt), each Split Nonqualified Plan is substantially replicated by a corresponding SnackCo Spinoff Nonqualified Plan. SnackCo or a member of the SnackCo Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the SnackCo Spinoff Nonqualified Plans so that they do not result in adverse Tax consequences under Code Section 409A. Each SnackCo Spinoff Nonqualified Plan shall assume liability for all benefits accrued or earned (whether or not vested) by SnackCo Employees and Former Cadbury Employees and their respective Plan Payees under the corresponding Split Nonqualified Plan as of the Distribution Date. From and after the Distribution Date, SnackCo and the SnackCo Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the SnackCo Spinoff Nonqualified Plans, whether accrued before, on or after the Distribution Date. Furthermore, SnackCo and the SnackCo Group shall have the sole obligation to restore in the SnackCo Spinoff Nonqualified Plans benefits under the Split Nonqualified Plans attributable to any lost participants who were formerly employed in the SnackCo Business.

(b) Unless SnackCo and GroceryCo agree otherwise before the Distribution, prior to or on the Distribution Date, GroceryCo or another member of the GroceryCo Group shall cause its actuary to determine the estimated value, as of the Distribution, of the amount of assets to be transferred from the rabbi trusts established to pay benefits under one or more of the Split Nonqualified Plans (the “GroceryCo Rabbi Trusts”) to one or more trusts established or maintained by SnackCo as designated by SnackCo with respect to the SnackCo Spinoff Nonqualified Plans specified on Schedule 7.2(b) (the “Initial Nonqualified Plan Transfer Amount”). The Initial Nonqualified Plan Transfer Amount shall be determined by an actuary selected by the GroceryCo Group.

(c) Within 12 months following the Distribution, GroceryCo or another member of the GroceryCo Group shall cause its actuary to provide SnackCo with a revised calculation of the value, as of the Distribution, of the assets to be transferred with respect to each SnackCo Spinoff Nonqualified Plan specified on Schedule 7.2(b), as determined by the actuary selected by the GroceryCo Group, and reflecting any Delayed Transfer Employees and their respective Applicable Transfer Dates and any demographic updates (the “Final Nonqualified Plan Transfer Amount” for each such plan).

Within 45 days of the receipt from the actuary of the determination of the Final Nonqualified Plan Transfer Amount, GroceryCo shall cause the applicable GroceryCo Rabbi Trust to transfer to a trust specified by SnackCo (the date of each such transfer, the “Final Nonqualified Plan Transfer Date” for each such plan) an amount in cash equal to (i) the Final Nonqualified Plan Transfer Amount, minus (ii) the sum of (A) the Initial Nonqualified Plan Transfer Amount and (B) the aggregate amount of payments made pursuant to the Split Nonqualified Plan to SnackCo Employees, Delayed Transfer Employees and their respective Plan Payees in order to satisfy any benefit obligation with respect to such participants following the Distribution, or Applicable Transfer Date for Delayed Transfer Employees, plus (iii) any payments made from a SnackCo Spinoff Nonqualified Plan specified on Schedule 7.2(b) to a Delayed Transfer Employee prior to when such Delayed Transfer Employee transferred from the SnackCo Group to the GroceryCo Group (such amount the “Nonqualified Plan True-Up Amount”). However, if the Nonqualified Plan True-Up Amount is a negative number with respect to any SnackCo Spinoff Nonqualified Plan, GroceryCo shall not be required to cause any such additional transfer and instead SnackCo shall be required to cause a transfer of cash within 45 days of the receipt of written notification by GroceryCo from the relevant SnackCo trust to the GroceryCo Rabbi Trust specified by GroceryCo the amount by which the sum of clauses (ii)(A) and (B) above, minus the amount in (iii) above, exceeds the Final Nonqualified Plan Transfer Amount. The Nonqualified Plan True-Up Amount or the amount described in the immediately-preceding sentence shall be adjusted to reflect earnings or losses using the same principles described in Section 5.1(c). The parties hereto acknowledge that the GroceryCo Rabbi Trusts’ transfer of the Nonqualified Plan True-Up Amount to a SnackCo trust shall be in full settlement and satisfaction of the obligations of GroceryCo and the GroceryCo Rabbi Trusts to transfer assets to SnackCo or any SnackCo trust pursuant to this Section 7.2(c).

(d) Except for individual grantor/secular trusts covering SnackCo Employees, no individual grantor/secular trusts shall be transferred to SnackCo.

Section 7.3 General Foods Plan. GroceryCo shall retain sponsorship of, and shall be responsible for all liabilities arising under, the General Foods Deferred Compensation Plan. The corporate-owned life insurance policies that fund benefit payments under such Plan shall remain the property of GroceryCo.

Section 7.4 No Distributions on Separation. SnackCo and GroceryCo acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any SnackCo Employee, GroceryCo Employee, former SnackCo Employee or Former GroceryCo Business Employee and, consequently, that the payment or distribution of any compensation to which any SnackCo Employee, GroceryCo Employee, former SnackCo Employee or Former GroceryCo Business Employee is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the SnackCo Group or the GroceryCo Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 7.5 Section 409A. SnackCo and GroceryCo shall cooperate in good faith so that the Distribution will not result in adverse Tax consequences under Code Section 409A to any current or former employee of any member of the SnackCo Group or any member of the GroceryCo Group, or their respective Plan Payees, in respect of his or her benefits under any SnackCo Benefit Plan or GroceryCo Benefit Plan.

Section 7.6 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, SnackCo (acting directly or through a member of the SnackCo Group) shall cause each SnackCo Spinoff Nonqualified Plan to recognize and maintain all elections, including deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SnackCo Employees and their Plan Payees under the corresponding Split Nonqualified Plan.

Section 7.7 Delayed Transfer Employees. Any SnackCo Transferee shall be treated in the same manner as a SnackCo Employee under this Article VII. As indicated in Section 2.6, such a SnackCo Transferee’s Applicable Transfer Date shall be treated as the Distribution Date. In addition, the GroceryCo Group shall assume and be solely responsible, pursuant to the terms of the applicable Split Nonqualified Plan, for any benefits accrued by any GroceryCo Transferee under any SnackCo Spinoff Nonqualified Plan, and the SnackCo Group shall have no liability with respect thereto.

Section 7.8 Kraft Foods Inc. Directors’ Plans. Kraft Foods Inc. has adopted the 2001 Kraft Foods Inc. Compensation Plan for Non-Employee Directors, the Kraft Foods Inc. 2001 Stock Compensation Plan for Non-Employee Directors, the Kraft Foods Inc. 2006 Stock Compensation Plan for Non-Employee Directors and the Kraft Foods Inc. Amended and Restated 2006 Stock Compensation Plan for Non-Employee Directors (collectively, the “Kraft Foods Director Plans”). Effective as of the Distribution Date, GroceryCo shall assume, under corresponding GroceryCo director plans, the accrued liability for deferred amounts under the Kraft Foods Director Plans with respect to each GroceryCo Director. Except as otherwise provided in Section 8.9, as soon as practicable following the Distribution Date, SnackCo shall pay to GroceryCo an amount equal to such accrued liability (as determined for financial reporting purposes as of the close of business on the Distribution Date).

ARTICLE VIII

KRAFT FOODS EQUITY COMPENSATION AWARDS

Section 8.1 Outstanding Kraft Foods Equity Compensation Awards.

(a) Each Kraft Foods Equity Compensation Award that is outstanding as of the Distribution Date shall be adjusted as described below, so that each holder of a Kraft Foods Equity Compensation Award shall hold adjusted equity awards with respect to either a GroceryCo Equity Compensation Award, a SnackCo Equity Compensation Award or both; provided, however, that, effective immediately prior to the Distribution, the Human Resources and Compensation Committee of the Board of Directors of Kraft Foods Inc. may provide for different adjustments with respect to some or all of a holder’s Kraft Foods Equity Compensation Awards. For greater certainty, any adjustments made by the Human Resources and Compensation Committee of the Board of Directors of Kraft Foods Inc. shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the parties hereto and their respective Subsidiaries.

(i) Each Kraft Foods Option or Kraft Foods SAR generally shall be adjusted in the manner described below, effective as of the Distribution Date and immediately prior to the Distribution, so that each Kraft Foods Option and Kraft Foods SAR holder, respectively, shall hold SnackCo Options (or SnackCo SARs) and GroceryCo Options (or GroceryCo SARs) in lieu of the Kraft Foods Options (or Kraft Foods SARs) previously held. The following procedure shall generally be applied to each Kraft Foods Option (or Kraft Foods SAR) with the same grant date and exercise price held by each Kraft Foods Option (or Kraft Foods SAR) holder as of the Distribution Date. For the avoidance of doubt, the term “exercise price” refers to the amount payable by an option holder in order to acquire shares pursuant to a stock option award and to the base share value from which the amount of appreciation due to a stock appreciation right holder upon exercise of such stock appreciation right shall be measured:

(A) The SnackCo Option or SnackCo SAR shall have an exercise price equal to the SnackCo Price multiplied by the Option Conversion Ratio. The number of SnackCo Options or SnackCo SARs shall equal the number of Kraft Foods Options or Kraft Foods SARs to which they relate. Such SnackCo Options and SnackCo SARs shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Options or Kraft Foods SARs to which they relate.

(B) The GroceryCo Options and GroceryCo SARs shall have an exercise price equal to the GroceryCo Price multiplied by the Option Conversion Ratio. The number of GroceryCo Options and GroceryCo SARs shall equal the number of Kraft Foods Options or Kraft Foods SARs, as applicable, multiplied by the Distribution Ratio, rounded down to the nearest whole option or stock appreciation right, as applicable. Such GroceryCo Options and GroceryCo SARs shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Options or Kraft Foods SARs to which they relate.

(C) If the resulting aggregate Intrinsic Value of the SnackCo Options or SnackCo SARs and GroceryCo Options or GroceryCo SARs is less than the Intrinsic Value of the corresponding Kraft Foods Options or Kraft Foods SARs, as the case may be, then the difference shall be paid to the option holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date. If the resulting aggregate Intrinsic Value of the SnackCo Options or SnackCo SARs and GroceryCo Options or GroceryCo SARs, as the case may be, is greater than the Intrinsic Value of the Kraft Foods Options or Kraft Foods SARs, as the case may be, then the number of GroceryCo Options or GroceryCo SARs shall be reduced until the aggregate Intrinsic Value of the SnackCo Options or Snack Co SARs and GroceryCo Options or GroceryCo SARs is less than or equal to the Intrinsic Value of the Kraft Foods Options or Kraft Foods SARs, as the case may be, and any difference shall be paid to the option or stock appreciation right holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date. Notwithstanding the foregoing, if the Intrinsic Value of the SnackCo Options or SnackCo SARs is negative, only Section 8.1(a)(i)(B) shall be applied. The cash payment described above shall be made by SnackCo to individuals who are SnackCo Employees on the Distribution Date and by GroceryCo to all other holders. Notwithstanding the foregoing, no cash shall be paid to an option or stock appreciation right holder if Canadian tax would be payable by the holder as a result of such cash payment.

(ii) With respect to Kraft Foods Restricted Shares and Kraft Foods Deferred Stock Units:

(A) Each holder of Kraft Foods Restricted Shares will generally receive from GroceryCo, as of the time of the Distribution Date and immediately prior to the Distribution, GroceryCo Restricted Shares determined in the same manner as for other shareholders of Kraft Foods Common Stock based on the Distribution Ratio, rounded down to the nearest whole number of shares, with the value of any fractional share paid to the grantee in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by SnackCo to individuals who are SnackCo Employees on the Distribution Date and by GroceryCo to all other holders). Notwithstanding the foregoing, (I) each holder of Kraft Foods Restricted Shares who is resident outside of the United States or who is employed outside of the United States at the time of the Distribution will generally receive from GroceryCo GroceryCo Deferred Stock Units, in lieu of GroceryCo Restricted Stock, as provided in Section 8.1(a)(ii)(B); and (II) no cash shall be paid to a holder of Kraft Foods Restricted Shares if Canadian tax would be payable by the holder as a result of such cash payment. Such GroceryCo Restricted Shares shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Restricted Shares to which they relate (including the right to receive dividends or other distributions paid on GroceryCo Common Stock). Each Kraft Foods Restricted Share shall continue to be one SnackCo Restricted Share which shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Restricted Shares to which it relates.

(B) Each holder of Kraft Foods Deferred Stock Units will generally receive from GroceryCo, as of the time of the Distribution Date and immediately prior to the Distribution, GroceryCo Deferred Stock Units, determined in the same manner as for shareholders of Kraft Foods Common Stock based on the Distribution Ratio, rounded down to the nearest whole number of shares, with the value of any fractional share paid to the grantee in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by SnackCo to individuals who are SnackCo Employees on the Distribution Date and by GroceryCo to all other holders). Notwithstanding the foregoing, no cash shall be paid to a holder of Kraft Foods Deferred Stock Units if (I) Canadian tax would be payable by the holder as a result of such cash payment, or (II) the holder is subject to U.S. federal income tax on the deferred stock units as of the Distribution Date and has attained normal retirement age (within the meaning of the Kraft Foods Deferred Stock Units agreement) or will attain normal retirement age before the GroceryCo Deferred Stock Units become payable (or any other individual who holds Kraft Foods Deferred Stock Units that are subject to Code Section 409A). All GroceryCo Deferred Stock Units shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Deferred Stock Units to which they relate (including the right to be credited with dividends or other distributions paid on GroceryCo Common Stock). Each Kraft Foods Deferred Stock Unit shall continue to be a SnackCo Deferred Stock Unit which shall be subject to the same vesting requirements and dates and other terms and conditions as the Kraft Foods Deferred Stock Unit to which it relates.

(iii) With respect to Kraft Foods Performance Shares:

(A) An outstanding Kraft Foods Performance Share that, as of the Distribution Date, is held by any GroceryCo Employee, shall be converted to a GroceryCo Performance Share. Each GroceryCo Performance Share shall be adjusted into a performance share award with respect to GroceryCo Common Stock. The adjustment of the number of target shares will be determined by multiplying the target number of Kraft Foods Performance Shares by the fraction with the numerator equal to the Kraft Foods Pre-Adjustment Price and the denominator equal to the average of the closing stock price of GroceryCo Common Stock as reported on the NASDAQ Global Select Market for five consecutive trading days beginning with the first trading day after the Distribution Date rounded down to the nearest whole number of shares. The performance criteria applicable to any GroceryCo Performance Shares shall also be adjusted as determined by the Compensation Committee of GroceryCo’s Board of Directors to reflect the Distribution.

(B) An outstanding Kraft Foods Performance Share that, as of the Distribution Date, is held by any SnackCo Employee, shall be converted to a SnackCo Performance Share. Each SnackCo Performance Share shall be adjusted into a performance share award with respect to SnackCo Common Stock. The adjustment of the number of target shares will be determined by multiplying the target number of Kraft Foods Performance Shares by the fraction with the numerator equal to the Kraft Foods Pre-Adjustment Price and the denominator equal to the average of the closing stock price of SnackCo Common Stock as reported on the NASDAQ Global Select Market for five consecutive trading days beginning with the first trading day after the Distribution Date rounded down to the nearest whole number of shares. The performance criteria applicable to any SnackCo Performance Shares shall also be adjusted as determined by the Human Resources and Compensation Committee of SnackCo’s Board of Directors to reflect the Distribution.

(b) In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to GroceryCo, then (i) any accelerated vesting and/or exercisability applicable to GroceryCo Equity Compensation Awards held by GroceryCo Employees and Former GroceryCo Business Employees shall apply to the SnackCo Equity Compensation Awards then held by such individuals, and (ii) all GroceryCo Equity Compensation Awards then held by SnackCo Employees and Former SnackCo Business Employees shall fully vest (and, to the extent applicable, become exercisable). In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to SnackCo, then (i) any accelerated vesting and/or exercisability applicable to SnackCo Equity Compensation Awards held by SnackCo Employees and Former SnackCo Business Employees shall apply to the GroceryCo Equity Compensation Awards then held by such individuals, and (ii) all SnackCo Equity Compensation Awards then held by GroceryCo Employees and Former GroceryCo Business Employees shall fully vest (and, to the extent applicable, become exercisable).

(c) Prior to the Distribution Date, GroceryCo shall establish equity compensation plans, so that upon the Distribution, GroceryCo shall have in effect an equity compensation plan containing substantially the same terms as each original Kraft Foods Inc. equity compensation plan under which any GroceryCo Equity Compensation Award or GroceryCo Performance Share was granted. From and after the Distribution Date, each GroceryCo Equity Compensation Award and GroceryCo Performance Share shall be subject to the terms of the applicable GroceryCo equity compensation plan, the award agreement governing such GroceryCo Equity Compensation Award or GroceryCo Performance Share and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, GroceryCo shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the GroceryCo Equity Compensation Awards.

(d) In all events, the adjustments provided for in this Section 8.1 shall be made in a manner that, as determined by Kraft Foods Inc., avoids adverse Tax consequences to holders under Code Section 409A.

Section 8.2 Tax Withholding, Reporting and Deductions.

(a) The appropriate member of the SnackCo Group shall be responsible for all payroll taxes, withholding and reporting with respect to SnackCo Equity Compensation Awards and GroceryCo Equity Compensation Awards held by SnackCo Employees and Former SnackCo Business Employees. The appropriate member of the GroceryCo Group shall be responsible for all payroll taxes, withholding and reporting with respect to SnackCo Equity Compensation Awards and GroceryCo Equity Compensation Awards held by GroceryCo Employees and Former GroceryCo Business Employees. SnackCo and GroceryCo hereby designate the other party as an agent for withholding pursuant to IRS Revenue Procedure 70-6 and to accept such designation to effectuate the intent of this Section 8.2(a). Notwithstanding the foregoing, to the extent any non-United States jurisdiction requires a different withholding methodology or requires a different party to withhold applicable taxes, such withholdings shall be effected in accordance with applicable local law.

(b) With respect to the SnackCo Equity Compensation Awards and GroceryCo Equity Compensation Awards held by SnackCo Employees or Former SnackCo Business Employees, the appropriate member of the SnackCo Group shall claim any federal, state and/or local tax deductions after the Distribution Date, and no member of the GroceryCo Group shall claim any such deductions. With respect to the SnackCo Equity Compensation Awards and GroceryCo Equity Compensation Awards held by GroceryCo Employees or Former GroceryCo Business Employees, the appropriate member of the GroceryCo Group shall claim any federal, state and/or local tax deductions after the Distribution Date, and no member of the SnackCo Group shall claim any such deductions. If either SnackCo or GroceryCo determines in its reasonable judgment that there is a substantial likelihood that a tax deduction that was assigned to the SnackCo Group or the GroceryCo Group pursuant to this Section 8.2(b) will instead be available only to the other party (whether as a result of a determination by the Internal Revenue Service or another tax authority, a change in the Code or the regulations or guidance thereunder, or otherwise), it shall notify the other party and both parties will negotiate in good faith to resolve the issue in accordance with the following principle: the party entitled to the deduction shall pay to the other party an amount that places the other party in a financial position equivalent to the financial position the party would have been in had the party received the deduction as intended under this Section 8.2(b). Such amount shall be paid within ninety (90) days after filing the last tax return necessary to make the determination described in the preceding sentence.

(c) If SnackCo or GroceryCo determines in its reasonable judgment that any action required under this Article VIII will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of SnackCo or GroceryCo, as applicable, SnackCo and GroceryCo shall mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

Section 8.3 Employment Treatment.

(a) Continuous employment with the GroceryCo Group and the SnackCo Group following the Distribution Date shall be deemed to be continuing service for purposes of vesting and exercisability for the GroceryCo Equity Compensation Awards and the SnackCo Equity Compensation Awards. However, in the event that a GroceryCo Employee terminates employment after the Distribution Date and becomes employed by the SnackCo Group, for purposes of Article VIII, the GroceryCo Employee shall be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made shall apply. Similarly, in the event that a SnackCo Employee terminates employment after the Distribution Date and becomes employed by the GroceryCo Group, for purposes of Article VIII, the SnackCo Employee shall be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made shall apply. Notwithstanding the foregoing, for purposes of this Article VIII only, if an individual is, by mutual agreement between the parties, scheduled to transfer employment shortly after the Distribution Date between the GroceryCo Group and the SnackCo Group, such individual shall be treated as employed as of the Distribution Date and thereafter by the entity to which he or she is scheduled to transfer. In addition, a non-employee member of the board of directors of SnackCo or GroceryCo shall be treated in a similar manner to that described in this Section 8.3(a).

(b) If, after the Distribution Date, SnackCo or GroceryCo identifies an administrative error in the individuals identified as holding SnackCo Equity Compensation Awards and GroceryCo Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, SnackCo and GroceryCo shall mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonable practicable, the individual and SnackCo and GroceryCo in the position in which they would have been had the error not occurred.

Section 8.4 Payment of Option Exercise Prices. Upon the exercise of a SnackCo Option or a GroceryCo Option, the exercise price of such stock option shall be remitted in cash by the option administrator to the issuer of the option (the appropriate member of the SnackCo Group or the GroceryCo Group, as applicable) and the applicable withholding taxes shall be remitted in cash by the option administrator to the entity (the appropriate member of the SnackCo Group or the GroceryCo Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to the option pursuant to Section 8.2. Upon vesting or payment, as applicable, of restricted stock or deferred stock units, the applicable withholding shall be remitted in cash by the administrator to the entity (the appropriate member of the SnackCo Group or the GroceryCo Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to such awards pursuant to Section 8.2. To the extent necessary to provide the withholding amount in cash to the entity responsible for payroll taxes, withholding, and reporting, the issuer of the applicable award shall provide the withholding amount in cash. Notwithstanding the foregoing, the method of remittance of the exercise price of any stock option or any applicable withholding taxes may vary for legal or administrative reasons.

Section 8.5 Dividends/Dividend Equivalents. With respect to dividends on GroceryCo Restricted Shares or dividend equivalents on GroceryCo Deferred Stock Units payable by GroceryCo to a SnackCo Employee, GroceryCo shall make such payments to SnackCo, and SnackCo, as an agent for GroceryCo, shall make such payments to such SnackCo Employees and shall be responsible for payroll taxes, withholding and reporting in accordance with Section 8.2(a). With respect to dividends on SnackCo Restricted Shares or dividend equivalents on SnackCo Deferred Stock Units payable by SnackCo to a GroceryCo Employee, SnackCo shall make such payments to GroceryCo, and GroceryCo, as an agent for SnackCo, shall make such payments to such GroceryCo Employees and shall be responsible for payroll taxes, withholding and reporting in accordance with Section 8.2(a).

Section 8.6 Equity Award Administration. GroceryCo and SnackCo agree that UBS Financial Services Inc. shall be the administrator and recordkeeper for the GroceryCo and SnackCo Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, unless the parties mutually agree otherwise.

Section 8.7 Forfeiture-Related Payments.

(a) As soon as practicable following the Distribution Date, SnackCo shall pay to GroceryCo the Fair Value of the GroceryCo Options held by individuals who are SnackCo Employees or Former SnackCo Business Employees and GroceryCo shall pay to SnackCo the Fair Value of the SnackCo Options held by GroceryCo Employees and Former GroceryCo Business Employees. The parties shall settle the obligations of the preceding sentence in cash on a net basis such that the party required to pay the greater amount to the other shall pay the difference between the two amounts to the other.

(b) As soon as practicable following the Distribution Date, SnackCo shall pay to GroceryCo the value of the GroceryCo Deferred Stock Units and GroceryCo Restricted Shares held by individuals who are SnackCo Employees or Former SnackCo Business Employees and GroceryCo shall pay to SnackCo the value of the SnackCo Deferred Stock Units and SnackCo Restricted Shares held by individuals who are GroceryCo Employees or Former GroceryCo Business Employees. The parties shall settle the obligations of the preceding sentence in cash on a net basis such that the party required to pay the greater amount to the other shall pay the difference between the two amounts to the other. For purposes of this Section 8.7(b), the value of the GroceryCo Deferred Stock Units, GroceryCo Restricted Shares, SnackCo Deferred Stock Units and SnackCo Restricted Shares shall be determined based on the GroceryCo Price and the SnackCo Price, respectively, reduced by assumed forfeitures based on the assumptions used for FASB ASC Topic 718 – Stock Compensation purposes in Kraft Foods Inc.’s most recent quarterly or annual financial reporting prepared before the Distribution Date for forfeitures of Kraft Foods Deferred Stock Units and Kraft Foods Restricted Shares, as applicable.

Section 8.8 Registration. GroceryCo shall register the GroceryCo Common Stock relating to the GroceryCo Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

Section 8.9 Non-Employee Directors’ Stock Units.

(a) Any stock units granted to non-employee directors under any of the Kraft Foods Director Plans and outstanding immediately prior to the Distribution shall be adjusted on the Distribution Date in substantially the same manner as Kraft Foods Deferred Stock Units are adjusted under Section 8.1(a)(ii)(B); provided, that the number of such units shall be rounded down to the nearest whole number of shares (with no cash paid for any fractional share). In all events, the adjustments provided for in this Section 8.9 shall be made in a manner that, as determined by Kraft Foods Inc., avoids adverse Tax consequences under Code Section 409A.

(b) For purposes of this Employee Matters Agreement, each non-employee member of the Board of Directors of Kraft Foods Inc. prior to the Distribution Date who is a non-employee member of the Board of Directors of GroceryCo on the Distribution Date shall be a “GroceryCo Director” and each other non-employee member of the Board of Directors of Kraft Foods Inc. prior to the Distribution Date shall be a “SnackCo Director”. With respect to dividend equivalents on GroceryCo stock units payable by GroceryCo to a SnackCo Director, GroceryCo shall make such payments to SnackCo, and SnackCo, as an agent for GroceryCo, shall make such payments to such SnackCo Directors and shall be responsible for tax reporting of such amounts. With respect to dividend equivalents on SnackCo stock units payable by SnackCo to a GroceryCo Director, SnackCo shall make such payments to GroceryCo, and GroceryCo, as an agent for SnackCo, shall make such payments to such GroceryCo Directors and shall be responsible for tax reporting of such amounts.

(c) Prior to the Distribution Date, GroceryCo shall establish a plan or plans for non-employee directors, so that upon the Distribution, GroceryCo shall have in effect a plan for non-employee directors containing substantially the same terms as each original Kraft Foods Inc. stock compensation plan under which any Kraft Foods Inc. stock unit award that is converted into a GroceryCo stock unit award was granted. From and after the Distribution Date, each GroceryCo stock unit award shall be subject to the terms of the applicable GroceryCo plan for non-employee directors and the award agreement governing such GroceryCo award. From and after the Distribution Date, GroceryCo shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the GroceryCo stock units awards for non-employee directors.

(d) At the time that any SnackCo stock units held by a GroceryCo Director become distributable pursuant to the terms of the applicable SnackCo non-employee director plan, GroceryCo shall pay to SnackCo the value of such stock units, determined using the closing price of SnackCo Common Stock on the NASDAQ Global Select Market on the date of such distribution. At the time that any GroceryCo stock units held by a SnackCo Director become distributable pursuant to the terms of the applicable GroceryCo non-employee director plan, SnackCo shall pay to GroceryCo the value of such units, determined using the closing price of GroceryCo Common Stock on the NASDAQ Global Select Market on the date of such distribution.

ARTICLE IX

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-PARTY CLAIMS

Section 9.1 General Principles. From and after the Distribution Date, any services that a member of the GroceryCo Group shall provide to the members of the SnackCo Group or that a member of the SnackCo Group shall provide to the members of the GroceryCo Group relating to any Benefit Plans shall be set forth in the Transition Services Agreements (and, to the extent provided therein, a member of the GroceryCo Group or the SnackCo Group shall provide administrative services referred to in this Employee Matters Agreement).

Section 9.2 Benefit Plan Third-Party Claims.

(a) In the event of any conflict or inconsistency between the following provision on the one hand, and the Separation Agreement or any of the Ancillary Agreements on the other hand, the following provision shall control over the inconsistent provisions to the extent of the inconsistency:

If a Third-Party Claim relates solely to the Benefit Plan of the Indemnifying Party, GroceryCo and SnackCo shall take all actions necessary to substitute the Indemnifying Party and/or the relevant Benefit Plan of the Indemnifying Party as the proper party for such Third-Party Claim. If the Third-Party Claim relates to both a GroceryCo Benefit Plan and a SnackCo Benefit Plan, GroceryCo and SnackCo shall take all actions necessary to separate or otherwise partition the Third-Party Claim so as to allow each party to solely defend the claim relating to its own Benefit Plan (unless the parties mutually agree that such a separation or partition is unnecessary or inadvisable). If the Third-Party Claim cannot be transferred to the Indemnifying Party or separated or partitioned so as to allow each party to solely defend the claim relating to its own Benefit Plan, then SnackCo shall defend the Third-Party Claim and GroceryCo may elect to participate in (but not control) the defense, compromise, or settlement of any such Third-Party Claim at its own expense.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification. All Liabilities retained or assumed by or allocated to GroceryCo or the GroceryCo Group pursuant to this Employee Matters Agreement shall be deemed to be GroceryCo Liabilities for purposes of Article V of the Distribution Agreement, and all Liabilities retained or assumed by or allocated to SnackCo or the SnackCo Group pursuant to this Employee Matters Agreement shall be deemed to be SnackCo Liabilities for purposes of Article V of the Distribution Agreement.

ARTICLE XI

COOPERATION

Section 11.1 Cooperation. Following the date of this Employee Matters Agreement, SnackCo and GroceryCo shall, and shall cause their respective Subsidiaries, agents and vendors to, use reasonable best efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that SnackCo or GroceryCo, as applicable, reasonably determines require the cooperation of both SnackCo and GroceryCo in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) SnackCo and GroceryCo shall cooperate in coordinating each of their respective payroll systems in connection with the transfers of SnackCo Employees to the SnackCo Group and the Distribution, (b) GroceryCo shall transfer records to SnackCo as reasonably necessary for the proper administration of SnackCo Benefit Plans, to the extent such records are in GroceryCo’s possession, (c) SnackCo and GroceryCo shall share, with each other and their respective agents and vendors (without obtaining releases), all participant information necessary for the efficient and accurate administration of the Benefit Plans, and (d) SnackCo and GroceryCo shall share such information as is necessary to administer equity awards pursuant to Article VIII, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Vendor Contracts. Prior to the Distribution, SnackCo and GroceryCo shall use reasonable best efforts to (a) negotiate with the current Third Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third Party administrator agreement, letter of understanding or arrangement that pertains to one or more SnackCo Benefit Plans and one or more GroceryCo Benefit Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to SnackCo Employees and Former SnackCo Business Employees and their respective Plan Payees or, in the alternative, to negotiate with the current Third Party providers to provide substantially similar services to the SnackCo Benefit Plans on substantially similar terms under separate contracts with SnackCo or the SnackCo Benefit Plans, and (b) to the extent permitted by the applicable Third Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 12.2 Further Assurances. Prior to the Distribution, if either party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Employee Matters Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other party will provide such service.

Section 12.3 Employment Taxes Withholding Reporting Responsibility. GroceryCo and SnackCo hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-35. GroceryCo shall withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of SnackCo and GroceryCo who receive wages on such payroll date.

Section 12.4 Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the GroceryCo Group and the SnackCo Group to maintain the confidentiality of any employee information or information held by any Benefit Plans in accordance with applicable Law shall govern the disclosure of employee information among the parties under this Employee Matters Agreement. GroceryCo and SnackCo shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the GroceryCo Employees, Former GroceryCo Business Employees, SnackCo Employees and Former SnackCo Business Employees.

Section 12.5 Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement shall be construed to create any third-party beneficiary rights in any individual, including without limitation any GroceryCo Employee, SnackCo Employee, Former SnackCo Business Employee or Former GroceryCo Business Employee (including any dependent or beneficiary thereof) nor shall this Employee Matters Agreement be deemed to amend any Benefit Plan or to prohibit SnackCo, GroceryCo or their respective Affiliates from amending or terminating any Benefit Plan.

Section 12.6 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution shall not be taken or occur except to the extent specifically agreed by the parties.

Section 12.7 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 12.7 to an “Article” or “Section” shall mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference shall be references to the Separation Agreement): Article IV (relating to Further Assurances and Additional Agreements); Article V (relating to Mutual Releases; Indemnification); Article VI (relating to Exchange of Information; Litigation Management; Confidentiality); Article VII (relating to Dispute Resolution); and Article VIII (relating to Miscellaneous).

Section 12.8 No Representation or Warranty. Kraft Foods Inc. makes no representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and Kraft Foods Inc. disclaims any and all liability with respect thereto.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

KRAFT FOODS INC.

By:	/s/ Gerhard Pleuhs
Name: Gerhard Pleuhs Title: Authorized Signatory

KRAFT FOODS GROUP, INC.

By:	/s/ Timothy R. McLevish
Name: Timothy R. McLevish Title: Authorized Signatory

[Signature Page to Employee Matters Agreement]

Schedule 2.3

Material SnackCo Benefit Plans

Mondelēz Global LLC Thrift Plan

Mondelēz Global LLC TIP Plan

Mondelēz Global LLC Retirement Plan

Mondelēz Global LLC Hourly Retirement Plan

Mondelēz Puerto Rico Retirement Plan

Mondelēz Global LLC Supplemental Benefits Plan I

Mondelēz Global LLC Supplemental Benefits Plan II

Mondelēz Global LLC Group Benefits Plan

Mondelēz Global LLC Retiree Health and Life Benefits Plan

Mondelēz Global LLC Employee-Paid Group Benefits Plan

Mondelēz Global LLC Business Travel Accident Insurance Benefits Plan

Mondelēz Puerto Rico Health and Welfare Plan

Mondelēz Global LLC Group Universal Life Insurance Plan

Mondelēz Global LLC Personal Accident Insurance Plan

Mondelēz Global LLC Severance Pay Plan for Salaried Non-Exempt Employees

Mondelēz Global LLC Severance Pay Plan for Salaried Exempt Employees

Mondelēz Global LLC Severance Pay Plan for Hourly Non-Exempt Employees

Cadbury Adams Savings Plan for Puerto Rico Employees

Mondelēz Executive Deferred Compensation Plan

Mondelēz International Holdings LLC Mobile Employees Retirement Plan

Nabisco, Inc. Deferred Compensation Plan

Warner-Lambert Supplemental Pension Income Plan

Mondelēz Global LLC Pension Equalization Plan

Schedule 4.1

SnackCo Retained Welfare Plans

None

Schedule 4.2

Split Welfare Plans

Kraft Foods Group, Inc. Group Benefits Plan

Kraft Foods Group, Inc. Retiree Health and Life Benefits Plan

Kraft Foods Group, Inc. Employee-Paid Group Benefits Plan

Kraft Foods Group, Inc. Business Travel Accident Insurance Benefits Plan

Kraft Foods Group, Inc. Puerto Rico Health and Welfare Plan

Kraft Foods Group, Inc. Group Universal Life Insurance Plan

Kraft Foods Group, Inc. Personal Accident Insurance Plan

Schedule 5.1(a)

Split DB Plans

Kraft Foods Group, Inc. Retirement Plan

Kraft Foods Group, Inc. Hourly Retirement Plan

Retirement Plan for Puerto Rico Employees of Kraft Foods Group, Inc.

Schedule 5.1(b)

SnackCo Spinoff DB Plans Participating in the SnackCo Master DB Trust

Mondelēz Global LLC Retirement Plan

Mondelēz Global LLC Hourly Retirement Plan

Mondelēz Puerto Rico Retirement Plan

Schedule 6.2(a)

Split DC Plans

Kraft Foods Group, Inc. Thrift Plan

Kraft Foods Group, Inc. TIP Plan

Schedule 6.2(b)

SnackCo Spinoff DC Plans Participating in the SnackCo Master DC Trust

Mondelēz Global LLC Thrift Plan

Mondelēz Global LLC TIP Plan

Schedule 7.1(a)

SnackCo Retained Nonqualified Plans

Nabisco, Inc. Deferred Compensation Plan

Warner-Lambert Supplemental Pension Income Plan

Mondelēz International Holdings LLC Mobile Employees Retirement Plan

Schedule 7.2(a)

Split Nonqualified Plans

Kraft Foods Group, Inc. Supplemental Benefits Plan I

Kraft Foods Group, Inc. Supplemental Benefits Plan II

Kraft Executive Deferred Compensation Plan

Cadbury Adams Holdings LLC Pension Equalization Plan

Schedule 7.2(b)

SnackCo Spinoff Nonqualified Plans

Mondelēz Global LLC Supplemental Benefits Plan I

Mondelēz Global LLC Supplemental Benefits Plan II

Mondelēz Executive Deferred Compensation Plan

Mondelēz Global LLC Pension Equalization Plan

A-10